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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the following Registration
Statements:

         (1) Registration Statement (Form S-8 No. 333-34789) pertaining to the 1997 Stock Incentive Plan of Ametek, Inc.

         (2) Registration Statement (Form S-8 No. 333-80449) pertaining to the 1999 Stock Incentive Plan of Ametek, Inc.

         (3) Registration Statement (Form S-8 No. 333-97969) pertaining to the 2002 Stock Incentive Plan of Ametek, Inc.

         (4) Registration Statement (Form S-8 No. 333-87491) pertaining to the Ametek Retirement and Savings Plan and Ametek 401(k) Plan for Acquired Business

         (5) Registration Statement (Form S-8 No. 333-91507) pertaining to the Ametek, Inc. Deferred Compensation Plan

         (6)  Registration Statement (Form S-3 No. 333-75892) of Ametek, Inc.

         (7) Registration Statement (Form S-8 No. 333-142824) pertaining to the Ametek, Inc. 2007 Omnibus Incentive Compensation Plan

of our report dated June 20, 2007 with respect to the financial statements and schedule of the AMETEK 401(k) Plan for Acquired Businesses included in this Annual Report (Form 11-K) for the year ended December 31, 2006.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 20, 2007